UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 4, 2019

GENERATION ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, David Lenigas, a member of the Board of Directors (the “Board”) of Generation Alpha, Inc. (the “Company”) notified the Company that he was resigning, effective immediately. On September 12, 2019, Tiffany Davis, the Company’s Chief Operating Officer and a member of the Board of Directors of the Company, and Alvin Hao, the Company’s Executive Vice President, notified the Company that each of them were resigning from the Company and the Board, effective September 13, 2019.  Ms. Davis and Messrs. Hao and Lenigas did not resign from the Company or the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERATION ALPHA, INC.

Date: September 16, 2019	By:	/s/ ALAN LIEN
Alan Lien
Chief Executive Officer